UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________

SCHEDULE 14A

_________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	☐
Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

ELYS GAME TECHNOLOGY, CORP.

(Name of Registrant as Specified in Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ELYS GAME TECHNOLOGY, CORP.

Suite 701, 130 Adelaide St. W.

Toronto, Ontario, M5H 2K4

November 25, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Elys Game Technology, Corp.:

We hereby notify you that the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting” or “Annual Meeting”) of Elys Game Technology, Corp., a Delaware corporation (the “Company”), will be held on December 30, 2022 beginning at 8:00 a.m. Eastern Time, at Multigioco Srl, Villa Cavalletti, Via 24 Maggio, 73, 00046 Grottaferrata RM (Rome) Italy, for the following purposes:

(1)	to elect the five (5) nominees for director named herein to our Board of Directors (the “Board” or “Board of Directors”) to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	to ratify the appointment of BDO AG as our independent registered public accounting firm for our fiscal year ending on December 31, 2022;

(3)	to approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 9,000,000 shares of common stock (the “Plan Amendment”); and

(4)

to approve an amendment to the Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 80,000,000 to 200,000,000 (the “Authorized Common Stock Increase”), such amendment to be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable;

(5)	to approve an adjournment of the 2022 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposal 3 – the 2018 Plan Amendment, and/or Proposal 4 – the Authorized Common Stock Increase.

(6)	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on November 21, 2022 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our 2022 Annual Meeting. The list of the stockholders of record as of the close of business on November 21, 2022 will be made available for inspection at the meeting and will be available for the ten days preceding the meeting at the Company’s offices located at Suite 701, 130 Adelaide St. W, Toronto, Ontario, M5H 2K4.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 30, 2022

On or about November 30, 2022, we will begin mailing this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS AND SUCH MATERIALS WILL BE SENT TO YOU.

By order of the Board of Directors,

/s/ Michele Ciavarella

Michele Ciavarella

Executive Chairman and Interim Chief Executive Officer

ELYS GAME TECHNOLOGY, CORP.

Suite 701, 130 Adelaide St. W.

Toronto, Ontario M5H 2K4

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on December 30, 2022

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.0001 par value per share, of Elys Game Technology, Corp., a Delaware corporation (referred to as “Elys,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of Elys (the “Board” or “Board of Directors”) of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting” or “Annual Meeting”) to be held on December 30, 2022, beginning at 8:00 a.m., Eastern Time at Multigioco Srl, Villa Cavalletti, Via 24 Maggio, 73, 00046 Grottaferrata RM (Rome) Italy, and at any adjournment or postponement of our 2022 Annual Meeting.

The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting. The Board of Directors knows of no other business that will come before the 2022 Annual Meeting.

The Board of Directors is soliciting votes (1) FOR the five (5) nominees named herein for election to the Board of Directors and ABSTAIN for one of such nominees; (2) FOR the ratification of the appointment of BDO AG (“BDO”) as our independent registered public accounting firm for our fiscal year ending on December 31, 2022; (3) FOR the approval of an amendment to our 2018 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 9,000,000 shares of common stock (the “Plan Amendment”); (4) FOR the approval of an amendment to the Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 80,000,000 to 200,000,000 (the “Authorized Common Stock Increase”), such amendment to be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable; and (5) FOR approval to adjourn the 2022 Annual Meeting, if the Board determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of the Authorized Common Stock Increase, and/or the 2018 Plan Amendment (the “Adjournment”).

ANNUAL MEETING ADMISSION

All stockholders as of the record date are welcome to attend the 2022 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the record date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2022 Annual Meeting, you will be required to present proof of your ownership of our common stock on the record date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2022 Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2022 Annual Meeting.

Information on how to obtain directions to attend the 2022 Annual Meeting is available at: www.elysgame.com.

HOW TO VOTE

Stockholders of Record

If your shares are registered directly in your name with the Company’s transfer agent, Signature Stock Transfer, Inc., you are considered the “stockholder of record” of those shares and the proxy statement is being sent directly to you by Elys. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the 2022 Annual Meeting. If you choose to have your shares voted by proxy, you may submit a proxy by using the internet (please visit www.proxyvote.com and follow the instructions), or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the 2022 Annual Meeting in accordance with your instructions.

Submit a Proxy by Mail

If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a proxy by Internet

If you choose to submit a proxy by internet, go to www.proxyvote.com to complete an electronic proxy card. Have your proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your internet vote must be received by 11:59 p.m. Eastern Time on December 29, 2022 to be counted.

Voting at the Annual Meeting

If you choose to attend the meeting you may cast your vote in person. Submitting a proxy by mail or internet will not limit your right to vote at the 2022 Annual Meeting if you decide to attend in person

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and the proxy statement is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2022 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2022 Annual Meeting, you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

ADDITIONAL INFORMATION ABOUT VOTING

Q: What information is contained in the proxy statement?

A: The information included in this proxy statement relates to the proposals to be voted on at the 2022 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q: How do I get electronic access to the proxy materials?

A: This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.elysgame.com.

Q: What items of business will be voted on at the 2022 Annual Meeting?

A: The five (5) items of business scheduled to be voted on at the 2022 Annual Meeting are: (1) the election of the five (5) nominees named herein as directors; (2) the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending on December 31, 2022; (3) the approval of the 2018 Plan Amendment; (4) the Authorized Increase; and (5) the Adjournment. We will also consider any other business that properly comes before the 2022 Annual Meeting.

Q: How does the Board of Directors recommend that I vote?

A: The Board of Directors recommends that you vote your shares (1) FOR each of Messrs. Ciavarella, Shallcross, Sallwasser and Mandel-Mantello for election to the Board of Directors and ABSTAIN with respect to Mr. Salerno; (2) FOR the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending on December 31, 2022; (3) FOR the approval of the 2018 Plan Amendment; (4) FOR the approval of Authorized Common Stock Increase; and (5) FOR approval the Adjournment.

Q: What shares can I vote?

A: You may vote or cause to be voted all shares owned by you as of the close of business on November 21, 2022, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares are registered directly in your name on the books of Elys maintained with the Company’s transfer agent, Signature Stock Transfer, Inc., you are considered the “record holder” of those shares, and the proxy statement is sent directly to you by Elys. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the 2022 Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2022 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2022 Annual Meeting you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of independent auditors. The uncontested election of directors, the approval of the amendment to the 2018 Equity Incentive Plan, the authorized common stock increase, and the adjournment are not considered routine matters; and, therefore, brokers do not have the discretion to vote on those proposals. If you hold your shares in street name and you do not instruct your broker how to vote in these matters not considered routine, no votes will be cast on your behalf. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote or revoke your proxy at any time before the final vote at the 2022 Annual Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W., Toronto, Ontario, Canada M5 H 2K4; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the 2022 Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

For shares you hold beneficially, you should follow the instructions provided by your broker, bank or nominee.

Q: Who can help answer my questions?

A: If you have any questions about the 2022 Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Elys Game Technology, Corp., at Suite 701, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4 or by phone at 1-416-306-1771 (Attn.: Julian Doyle).

Q: How are votes counted?

A: In the election of directors, you may vote FOR or AGAINST the five (5) nominees named herein or you may vote to be ABSTAIN with respect to any of the five nominees.

If you provide specific instructions, your shares will be voted as you instruct. If you are a record holder and you submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely (1) FOR each of Messrs. Michele Ciavarella, Steven Shallcross, Paul Sallwasser and Andrea Mandel-Mantello and ABSTAIN with respect to Mr. Salerno; (2) FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2022; (3) FOR the approval of the 2018 Plan Amendment; (4) FOR the approval of Authorized Common Stock Increase; and (5) FOR approval the Adjournment. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q: What is a quorum and why is it necessary?

A: Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of 34% of our shares of common stock outstanding and entitled to vote on November 21, 2022 are necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or, in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2022 Annual Meeting. Broker non-votes (which result when your shares are held in “street name”, and you do not tell the nominee how to vote your shares and the nominee does not have discretion to vote such shares or declines to exercise discretion on a particular matter) are treated as present for purposes of determining whether a quorum is present at the meeting. If there is no quorum, the stockholders entitled to vote at the meeting present at the meeting in person or represented by proxy may adjourn the meeting despite the absence of a quorum.

Q: What is the voting requirement to approve each of the proposals?

A: For Proposal 1 (the election of directors), the five (5) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the 2022 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2, which relates to the ratification of the appointment of BDO, as our independent registered public accounting firm for the year ending December 31, 2022, must receive FOR votes from the holders of a majority of the votes cast at the 2022 Annual Meeting. Abstentions are not votes cast and therefore will have no effect on the outcome of this proposal. Although none are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions, broker non-votes, if any, are not votes cast and therefore will have no effect on the outcome of this proposal. This vote is advisory, and therefore is not binding on us, the Audit Committee or the Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

To be approved, Proposal 3, which relates to the approval of an increase in the number of shares of common stock that may be granted under our 2018 Equity Incentive Plan, must receive FOR votes from the holders of a majority of the votes cast at the 2022 Annual Meeting. Abstentions and broker-non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

To be approved, Proposal 4, which relates to the approval of the Authorized Common Stock Increase to increase the number of authorized shares of common stock from 80,000,000 to 200,000,000, must receive FOR votes from the holders of a majority of the issued and outstanding shares of common stock as of the record date. Accordingly, abstentions and broker non-votes with respect this proposal will have the same effect as voting AGAINST this proposal.

To be approved, Proposal 4, which relates to the approval of the Adjournment of the 2022 Annual Meeting, if the Board determines it to be necessary or appropriate to solicit additional proxies if there are insufficient votes in favor of the 2018 Plan Amendment or the Authorized Common Stock Increase, must receive FOR votes from the holders of a majority of the votes cast at the 2022 Annual Meeting. Abstentions and broker non-votes are not votes cast and therefore will not affect the outcome of this proposal.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker or nominee is permitted to exercise its discretion to vote your shares on certain “routine” matters. We expect that Proposals 2, 4 and 5 will be considered routine matters. In this regard, we believe that your broker or nominee will be permitted to vote your ‘uninstructed shares on Proposals 2, 4 and 5. However, this remains subject to the final determination of the Nasdaq regarding which of the proposals are “routine” or “non-routine.” Therefore, it is important that you provide voting instructions to your broker or other nominee, if you wish to determine the voting of your shares with respect to Proposals 2, 4 or 5. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1 or how to vote for Proposal 3 your broker may not exercise discretion and may not vote your shares on that proposal.

We encourage you to vote FOR each of Messrs. Ciavarella, Shallcross, Sallwasser and Mandel-Mantello, four of the nominees for director, ABSTAIN with respect to Mr. Salerno and FOR Proposals 2, 3, 4 and 5.

Q: What should I do if I receive more than one proxy statement?

A: You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q: Where can I find the voting results of the 2022 Annual Meeting?

A: We intend to announce preliminary voting results at the 2022 Annual Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the 2022 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2022 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q: What happens if additional matters are presented at the 2022 Annual Meeting?

A: Other than the five (5) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2022 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Michele Ciavarella, our Interim Chief Executive Officer and President, and Mr. Carlo Reali, our Interim Chief Financial Officer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2022 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q: How many shares are outstanding and how many votes is each share entitled?

A: Each share of our common stock that is issued and outstanding as of the close of business on November 21, 2022, the record date, is entitled to be voted on all items being voted on at the 2022 Annual Meeting, with each share being entitled to one vote on each matter. As of the record date, November 21, 2022, 30,360,810 shares of common stock were issued and outstanding.

Q: Who will count the votes?

A: One or more inspectors of election will tabulate the votes.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Elys or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q: Who will bear the cost of soliciting votes for the 2022 Annual Meeting?

A: The Board of Directors is making this solicitation on behalf of the Company, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by facsimile, mail, electronic mail or other means of communication the return of the proxy cards.

Q: When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A: To be considered for inclusion in next year’s proxy materials pursuant to SEC Rule 14a-8, your proposal must be submitted in writing by ( ), 2023, to the attention of the Corporate Secretary of Elys Game Technology, Corp. at Suite 701, 130 Adelaide St. W, Toronto, Ontario, Canada M5H 2K4. If you wish to submit a proposal (including a director nomination) at the meeting that is to be included in next year’s proxy materials, you must do so in accordance with the Company’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by providing notice no later than October 31, 2023, except that if the date of the meeting has changed by more than 30 calendar days from the 2022 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. See also “Stockholder Proposals for the 2023 Annual Meeting” elsewhere in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors, has nominated for annual election as director each of the individuals identified below, all of whom are incumbent directors.

THE NOMINEES

Name	Age	Position	Served as a Director Since
Michele Ciavarella	60	Executive Chairman of the Board of Directors, Interim Chief Executive Officer and President	2011
Andrea Mandel-Mantello	64	Director	2021
Victor J. Salerno	78	Director	2021
Paul Sallwasser	68	Director	2019
Steven A. Shallcross	61	Director	2019

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE ELECTION OF EACH OF MESSRS. CIAVARELLA, SHALLCROSS, SALLWASSER AND MANDEL-MANTELLO, AND ABSTAIN FOR MR. SALERNO

Currently, the Board of Directors consists of five (5) members: Michele Ciavarella (Executive Chairman), Andrea Mandel-Mantello, Victor J. Salerno, Paul Sallwasser, and Steven A. Shallcross. Mr. Salerno was elected to the serve on the Board and is included as a nominee due to a contractual commitment pursuant to the Membership Interest Purchase Agreement dated as of July 5, 2021 by and between us and Bookmakers Company US LLC and the sellers thereof. All five (5) of the current members have been nominated by the Board of Directors of Elys for the re-election as directors of Elys at the 2022 Annual Meeting. The Board of Directors believes that it is in the best interests of Elys to elect Messrs. Michele Ciavarella, Steven Shallcross, Paul Sallwasser and Andrea Mandel-Mantello, each to serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. All the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the 2022 Annual Meeting, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies may be voted for any one or more other persons that the Board of Directors designates in their place. It is the intention of the persons named as proxies to vote all shares of common stock for which they have been granted a proxy for the election of each of such replacement nominees, except Victor J. Salerno. Directors elected at the Annual Meeting shall serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

On July 20, 2022, we received notice that on July 17, 2022, an action (the “Action”) was commenced in the Eighth Judicial District Court, Clark County, Nevada, Case No. A-22-855524-B, by Victor J. Salerno, Robert Kocienski and Robert Walker (“Plaintiffs”), against us and Bookmakers Company US LLC d/b/a U.S. Bookmaking (“USB,” and together with the Company collectively “Defendants”). Plaintiffs’ claims against us relate to the Membership Interest Purchase Agreement, dated July 5, 2021, pursuant to which Plaintiffs sold their membership interests in USB to us. Plaintiffs’ claims for relief asserted in the Action include, without limitation, breach of contract, breach of implied covenants, intentional interference with contract and negligent misrepresentation. Plaintiffs sought a judgment for damages against us, including punitive damages, as well as declaratory relief against both USB and us. We believe Action was completely without merit. On September 29, 2022, the Court denied in all respects the Plaintiffs’ emergency motion for a preliminary injunction, and on September 30, 2022, the Action was dismissed by the Plaintiffs.

On November 17, 2022, the Company (“Plaintiff”) filed suit in the District Court, Clark County, Nevada, Case No. A-22-861452-B against Victor J. Salerno and Robert Kocienski, as “Sellers Representatives” and Robert Walker, John F. Kocienski, Farrell Drozd, William M. Bigelow, Edwin Spaunhurst, Louis Anthony Defilippis and Pennie Bigelow, as “Sellers” together with the Sellers Representatives (collectively the “the Defendants”), for Breach of Contract, Breach of Implied Covenant of Good Faith and Fair Dealing, Breach of Fiduciary Duty, Fraudulent Misrepresentation and Inducement, Business Disparagement, Conversion, and Unjust Enrichment. The Company seeks judgment against Defendants for: damages caused by Defendants in an amount in excess of $15,000.00 for each claim for relief; exemplary and punitive damages in an amount no less than three times the amount awarded to Plaintiff for compensatory damages; pre-judgment and post-judgment interest as provided by law; an award of attorney’s fees and costs as special damages; an award of Plaintiff’s costs, disbursements, and attorney’s fees incurred in the action; and for such other and further relief as the Court may deem just and proper.

The Board believes that each of Messrs. Michele Ciavarella, Steven Shallcross, Paul Sallwasser and Andrea Mandel-Mantello is highly qualified to serve as a member of the Board. The Board further believes that Michele Ciavarella, Andrea Mandel-Mantello, Paul Sallwasser, and Steven A. Shallcross each has contributed or will contribute to the mix of skills, core competencies and qualifications of the Board. Pursuant to the Membership Purchase Agreement, dated July 5, 2021, entered into with Bookmakers Company US, LLC and the members of Bookmakers Company US LLC to acquire U.S. Bookmaking, we are contractually obligated to nominate Victor J. Salerno for re-election as director of Elys at the 2022 Annual Meeting. When evaluating candidates for election to the Board, the Corporate Governance and Nominating Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the Board of Directors.

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s Board of Directors and all members of our Audit, Compensation and Corporate Governance and Nominating Committees must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that Messrs. Mandel-Mantello, Sallwasser and Shallcross do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq.

We currently have: (1) an Audit Committee comprised of Messrs. Mandel-Mantello, Sallwasser and Shallcross, each of whom are deemed to be independent in accordance with the Nasdaq definition of independence, satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act as well as qualify as “audit committee financial experts” as that term is used in Item 407 of Regulation S-K; (2) a Compensation Committee comprised of Messrs. Sallwasser and Shallcross, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence and satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act; and (3) a Corporate Governance and Nominating Committee comprised of Messrs. Sallwasser and Shallcross, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence.

The Board annually determines the independence of directors based on a review by the directors and the Corporate Governance and Nominating Committee. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with us.

INFORMATION ABOUT THE NOMINEES

Set forth below are summaries of the background, business experience and descriptions of the principal occupation for at least the past five years of each of the Company’s current nominees for election as directors:

Michele Ciavarella – Executive Chairman and Interim Chief Executive Officer

Michele Ciavarella has served as our Executive Chairman of the Board since December 30, 2021 and served as our Chairman of the Board since June 26, 2019. From June 2011 until December 30, 2020, he also served as our Chief Executive Officer. On July 15, 2021, he was appointed as the interim Chief Executive Officer and President of the Company. In addition, Mr. Ciavarella has served our company in various roles and executive capacities since 2004 including President, Chief Executive Officer and Director of Operations. From 2004 to 2011, Mr. Ciavarella was engaged in senior executive and director roles for a variety of private and publicly listed companies including Kerr Mines Ltd. (formerly known as Armistice Resources Corp.), Firestar Capital Management Corporation, Mitron Sports Enterprises, Process Grind Rubber and Dagmar Insurance Services. He also served as the Business Development Officer for Forte Fixtures and Millwork, Inc., a family owned business in the commercial retail fixture manufacturing industry from January 2007 until October 2013. From 1990 until 2004, Mr. Ciavarella served as a senior executive, financial planner, life insurance underwriter and financial advisor for Manulife Financial Corporation and Sun Life Financial, Inc. Mr. Ciavarella received his Bachelor of Science degree from Laurentian University in Sudbury, Ontario. Mr. Ciavarella has been focused on incubating and executing on business building strategies for the last 25 years.

We believe that Mr. Ciavarella is qualified to serve as a member of our Board due to his practical experience in a broad range of competencies including executive, financial and operational application of lean business process management, extensive c-level and board level experience, leadership skills and diversified industry experience combined with a track record of growing businesses, both organically and through acquisitions and joint ventures.

Paul Sallwasser – Director

Paul Sallwasser was appointed to serve on our Board on June 13, 2019. Mr. Sallwasser is a certified public accountant, joined the audit staff of Ernst & Young LLP in 1976 and remained with Ernst & Young LLP for 38 years. Mr. Sallwasser served a broad range of clients primarily in the healthcare and biotechnology industries of which a significant number were SEC registrants. He became a partner of Ernst & Young in 1988 and from 2011 until he retired from Ernst & Young LLP in 2014, Mr. Sallwasser served in the national office as a member of the Quality and Regulatory Matters Group working with regulators and the Public Company Accounting Oversight Board (PCAOB). Mr. Sallwasser currently serves as the Chief Executive Officer of a private equity fund that is focused on investing in healthcare companies in the South Florida area. Mr. Sallwasser has also served as member of the Board of Directors of Youngevity International, Inc. (“Youngevity”) since June 5, 2017. Youngevity (Nasdaq Capital Market: YGYI) was founded in 1996 and develops and distributes health and nutrition related products through its global independent direct selling network, also known as multi-level marketing, and sells coffee products to commercial customers.

We believe that Mr. Sallwasser is qualified to serve as a member of our Board due to his vast audit and accounting experience, which includes his status as an “audit committee financial expert,” as defined by the rules of the SEC.

Steven A. Shallcross – Director

Steven A. Shallcross was appointed to serve on our Board on June 13, 2019. Mr. Shallcross has also served as a member of the Board of Directors of Theriva Biologics, Inc. (formerly known as Synthetic Biologics, Inc.)(“Theriva”) since December 6, 2018 and currently serves as Theriva’s Chief Executive Officer, a position he was appointed to on December 6, 2018, and as Theriva’s Chief Financial Officer. Mr. Shallcross was appointed as Theriva’s Interim Chief Executive Officer on December 5, 2017 and has served as Theriva’s Chief Financial Officer, Treasurer and Secretary since joining Theriva in June 2015. Theriva is a clinical-stage company focused on developing therapeutics designed to preserve the microbiome to protect and restore the health of patients.

From May 2013 through May 2015, Mr. Shallcross served as Executive Vice President and Chief Financial Officer of Nuo Therapeutics, Inc. (formerly Cytomedix, Inc.). In January 2016, Nuo Therapeutics, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and on April 25, 2016, the Bankruptcy Court entered an order granting approval of Nuo’s plan of reorganization. From July 2012 to May 2013, Mr. Shallcross held the offices of Executive Vice President, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer of Senseonics Inc, a privately-held medical device company located in Germantown, MD. From January 2009 to March 2011, he served as Executive Vice President and Chief Financial Officer of Innocoll AG (formerly privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen-based products. He also served as the Chief Financial Officer and Treasurer of Vanda Pharmaceuticals, Inc. for four years, leading the company through its successful IPO and follow-on offering and previously served as the Senior Vice President and Chief Financial Officer of Middlebrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation). In addition, Mr. Shallcross also served as the Chief Financial Officer of Bering Truck Corporation. From April 2021 until June 2022, Mr. Shallcross served on the board of directors of TwinVee Powercats, Co., a designer, manufacturer and marketer of recreational and commercial power catamaran boats. He holds an MBA from the University of Chicago’s Booth School of Business, a Bachelor of Science degree in Accounting from the University of Illinois, Chicago, and is a Certified Public Accountant in the State of Illinois.

We believe that Mr. Shallcross is qualified to serve as a member of our Board due to his significant strategic, operational, business and financial experience, an established track record of leading the financial development and strategy for several publicly traded companies and his familiarity with financial matters facing public reporting companies. Mr. Shallcross has a broad understanding of the financial markets, financial statements as well as generally accepted accounting principles.

Andrea Mandel-Mantello

Mr. Mandel-Mantello was appointed to serve on our Board on June 29, 2021. Mr. Mandel-Mantello serves on the audit committee. Mr. Mandel-Mantello has approximately 40 years of experience in international corporate finance, M&A and equity banking matters. Since July 1997, he has served as the Founder and Chief Executive Officer of Advicorp PLC, a London-based investment banking firm. He also has served since February 2012, as a member of the board of directors of GABF Ltd. (The Great Bagel Factory), which was acquired by Chef Express UK Ltd (Cremonini Group), and from July 2011 as a member of the board of directors and President of Cesare Ragazzi Laboratories (AdviHair S.r.l.), a Bologna, Italy based leading hair treatment and hair restoration company acquired out of bankruptcy. From February 1988 until January 1997 Mr. Mandel-Mantello was an Executive Director – Corporate Finance based in London at Swiss Bank Corporation Group (now known as UBS Group AG).

We believe that Mr. Mandel-Mantello is qualified to serve as a member of our Board due to his significant strategic, operational, business and financial experience. Mr. Mandel-Mantello has a broad understanding of the financial markets, financial statements as well as generally accepted accounting principles.

Victor Salerno

Due to a contractual obligation, Mr. Salerno was appointed to serve on our board on September 13, 2021. Mr. Salerno is the President and founder of the Company’s subsidiary, Bookmakers Company, US, LLC (“USBookmaking”). Mr. Salerno founded USBookmaking, based in Las Vegas Nevada, in 2016 and has been serving native American casinos. Mr. Salerno has spent over forty years in the sports betting business where he served as Chairman of American Wagering, Inc (AWI). AWI operated over 130 Leroy’s Sports Books (Leroy’s) in Nevada. At AWI, Mr. Salerno launched the first computerized sports book platform, Computerized Bookmaking Services (CBS), which is still in use today. With the development of CBS, he was able to create the first bookmaking network hub which managed the betting lines and risk for the Leroy’s chain. He was the developer and first operator in Nevada to introduce self-service sports wagering kiosks, which were launched in 2002. His most significant accomplishment was the 2010 launch of mobile sports betting in the US with the Leroy’s App. Mr. Salerno has served as the President of the Nevada Association of Race and Sports Operators and as a member of the Nevada Pari-Mutuel Association’s leadership committee. In 2015, he was inducted into the American Gaming Association’s “Gaming Hall of Fame.”

Mr. Salerno has industry experience in the US Gaming markets, Pursuant to the Membership Purchase Agreement, dated July 5, 2021, entered into with Bookmakers Company US LLC and the members of Bookmakers Company US LLC to acquire U.S. Bookmaking, we are contractually obligated to nominate Victor J. Salerno for re-election as director of Elys at the 2022 Annual Meeting.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the 2022 Annual Meeting in person or by proxy will be elected. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF MESSRS. MICHELE CIAVARELLA, STEVEN SHALLCROSS, PAUL SALLWASSER AND ANDREA MANDEL-MANTELLO AS DIRECTORS

Board Diversity Matrix (as of September 30, 2022)

Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		4	-	1
Part II: Demographic Background
African American or Black		-	-	-
Alaskan Native or Native American		-	-	-
Asian		-	-	-
Hispanic or Latinx		-	-	-
Native Hawaiian or Pacific Islander		-	-	-
White		4	-	-
Two or More Races or Ethnicities		-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	1

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W. Toronto, Ontario, Canada M5H 2K4, Attn. Julian Doyle.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients, and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in Elys for review and possible response.

Corporate Governance

Board Leadership Structure

Mr. Ciavarella serves as the Interim Chief Executive Officer, President and Executive Chairman of the Board of Directors. Although we do not have a formal policy on whether the same person should (or should not) serve as both the Chief Executive Officer and Chairman of the Board, due to the size of our Company, we believe that the current structure is appropriate. In serving as Executive Chairman of the Board, Mr. Ciavarella serves as a significant resource for other members of management and the Board of Directors.

We believe that our Company and its stockholders are best served by having Mr. Ciavarella, our Executive Chairman of the Board of Directors. Mr. Ciavarella’s role as Executive Chairman promotes unified leadership and direction for the Board of Directors and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Our current structure is operating effectively and fosters productive, timely and efficient communication among the independent directors and management. We do have active participation in our committees by our independent directors. Each committee performs an active role in overseeing our management and there are complete and open lines of communication with the management and independent directors.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of our Company’s risks. The Board regularly reviews information regarding our Company’s strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet separately with management responsible for such area, including our Interim Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. In addition, the Corporate Governance and Nominating Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Elys and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant rules of the SEC. Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

A discussion of our current related person transactions appears in this proxy statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

Code of Business Conduct and Ethics

We have adopted a code of conduct that applies to all officers, directors and employees, including those officers responsible for financial reporting. The full text of the code of conduct is posted on our website at www.elysgame.com. If we make any substantive amendments to the code of conduct or grant any waiver from a provision of the code of conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Anti-Hedging/Anti-Pledging Policy

The Company has adopted an insider trading policy. In October 2021, the Board of Directors approved amending the policy to prohibit anti-hedging and pledging by any officer or director in the future but did grandfather already existing margin accounts. Consequently, no employee or director may in the future enter into a short sale of our securities, invest in Company-based derivative securities, which includes trading in Company-based put or call option contracts, or purchase our securities on margin.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters. The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Michele Ciavarella	—	—	—
Andrea Mandel-Mantello	Member	—	—
Victor J. Salerno	—	—	—
Paul Sallwasser	Chairman	Member	Member
Steven A. Shallcross	Member	Chairman	Member

 Audit Committee

Our audit committee is comprised of Messrs. Sallwasser, Shallcross and Mandel-Mantello. Mr. Sallwasser is Chairman of the audit committee. The primary purpose of the audit committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The audit committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm. Specifically, the audit committee’s duties are to recommend to our Board the engagement of an independent registered public accounting firm to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the external auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. The Board has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. The Board believes that each of Messrs. Sallwasser, Shallcross and Mandel-Mantello qualify as an “audit committee financial expert” (as defined in Item 407 of Regulation S-K). A copy of our Audit Committee Charter is publicly available at on our website at www.elysgame.com under the heading “Investors Relations.”

Compensation Committee

Our compensation committee is comprised of Messrs. Sallwasser and Shallcross. Mr. Shallcross is Chairman of the compensation committee. The compensation committee is responsible for, among other things, reviewing and recommending to our Board the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and providing recommendations regarding compensation and bonus levels of other members of senior management; reviewing and making recommendations to our Board on all new executive compensation programs; reviewing the compensation of our Board; and administering our equity incentive plans. The Committee evaluates annually the Chief Executive Officer, which includes an assessment based on both subjective and objective criteria and reviews annually and determined the individual elements of total compensation for the Chief Executive Officer. The compensation committee may delegate any or all of its duties or responsibilities to a subcommittee of the compensation committee, to the extent consistent with the Company’s organizational documents and all applicable laws, regulations and rules of markets in which our securities trade, as applicable. The Board has determined that each member of the compensation committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of our Compensation Committee Charter is publicly available at on our website at www.elysgame.com under the heading “Investors Relations.”

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee is comprised of Messrs. Sallwasser and Shallcross. Mr. Sallwasser is Chairman of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for, among other things, annually assessing the composition, skills, size and tenure of the Board in advance of annual meetings and whenever individual directors indicate that their status may change; annually considering new members for nomination to the Board; causing the Board to annually review the independence of directors; and developing and monitoring our general approach to corporate governance issues as they may arise. The Board has determined that each member of the corporate governance and nominating committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of our Corporate Governance and Nominating Committee Charter is publicly available at on our website at www.elysgame.com under the heading “Investors Relations.”

Executive Committee

On August 28 2022, we established an executive committee comprised of Messrs. Ciavarella, Sallwasser, Shallcross and Mandel-Mantello to take all action that the Board of Directors may take in light of Mr. Salerno’s conflict of interest resulting from the Action.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on the Company's review of the copies of the forms received by it during the fiscal period ended June 30, 2022 and written representations that no other reports were required, the Company does not believe that any persons required to make filings under Section 16(a) during such fiscal year failed to file such reports or filed such reports late other than a late Form 4 filings made by Michele Ciavarella, Gabrielle Peroni, Luca Pasquini, Beniamino Gianfelici, Steven Shallcross, Alessandro Marcelli and Franco Salangi in connection with the acquisition of common stock on January 22, 2021, as disclosed in a Form 4s filed with the SEC on January 27, 2021, and a Form 4 filing made by Victor Salerno in connection with acquisition of shares of common stock that he acquired on December 15, 2021, as disclosed in a Form 4 filed with the SEC on December 20, 2021. Each of the delinquent Form 4 filings reported one transaction, except the Form 4 filings made by Michele Ciavarella and Victor Salerno, which reported two transactions each.

Director Nomination Process

Our Corporate Governance and Nominating Committee participates in the process of identifying and evaluating candidates for our Board. The process followed by our Corporate Governance and Nominating Committee to identify and evaluate candidates includes requests to members of our existing directors and others (including, where appropriate, professional search firms) for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. In considering whether to recommend any candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, our Corporate Governance and Nominating Committee and Board considers many factors. Our Corporate Governance and Nominating Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our Board by reflecting on a range of perspectives, thereby increasing the Board’s overall effectiveness. In identifying and recommending nominees for positions on our Board, our Corporate Governance and Nominating Committee places primary emphasis on the candidate's personal and professional integrity, experience in corporate management, knowledge of our business and industry, experience as a board member of another publicly held company, diversity of experience in substantive matters pertaining to our business, and practical and mature business judgment. Our Corporate Governance and Nominating Committee does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. In the case of an incumbent director whose term of office is set to expire, our Corporate Governance and Nominating Committee reviews such director's overall service to us during the director's term. In the case of a new director candidate, our Corporate Governance and Nominating Committee reviews whether the nominee is "independent," based on applicable listing standards of Nasdaq and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to our Board for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our bylaws, to Elys Game Technology, Corp., Suite 107, 130 Adelaide St. W., Toronto, Ontario, M5H 2K4, Attention: Corporate Secretary or CEO. Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Please see the section of this Proxy Statement titled “Stockholder Proposals For the 2023 Annual Meeting” for more information regarding the submission of stockholder nominations and other proposals. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, our Board will evaluate those candidates by following the same process, and applying the same criteria, discussed above.

BOARD AND COMMITTEE MEETINGS

Meetings

During our fiscal year ended December 31, 2021, the Board of Directors held twelve meetings. During our fiscal year ended December 31, 2021, our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee met five times, five times, and three times, respectively. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2021 attended no less than 75% of the meetings of the Board of Directors and Board committees on which such director served during 2021.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. Due to COVID-19 concerns, one or more of our directors are expected not to attend the 2022 Annual Meeting of Stockholders in person. All of our directors attended our 2021 Annual Meeting of Stockholders by telephone.

2021 DIRECTOR COMPENSATION

The following table sets forth information for the fiscal year ended December 31, 2021 regarding the compensation of our directors who on December 31, 2021 were not also our Named Executive Officers.

Name	Fees Earned or Paid in Cash	Option Awards	Other Compensation	Total

Paul Sallwasser(1)	$—	$108,587	$—	$108,587
Steven Shallcross(2)	40,000	69,333	—	109,333
Philippe Blanc	—	83,717	—	83,717
Andrea Mandel Montello3)	20,000	69,333	—	89,333
Victor Salerno	$—	$—	$—	$—

___________________

(1)	Mr. Sallwasser was appointed to the Board on June 13, 2019. Pursuant to his agreement Mr. Sallwasser receives compensation of $110,000 for the years ended June 30, 2021 and 2020. Mr. Sallwasser opted to take his compensation in stock options, on September 13, 2021, Mr. Sallwasser was awarded options to purchase 21,300 shares of common stock vesting over a twelve month period.
(2)	Mr. Shallcross was appointed to the Board on June 13, 2019. Pursuant to his agreement Mr. Shallcross receives compensation of $110,000 for the years ended June 30, 2021 and 2020. Mr. Shallcross opted to take $40,000 in cash and $70,000 in stock options, on September 13, 2021, Mr. Shallcross was awarded options to purchase 13,600 shares of common stock vesting over a twelve month period.
(3)	Mr. Mandel-Mantel was appointed to the Board on June 29, 2021. Pursuant to his agreement Mr. Mandel-Mantello received compensation of $110.000 per annum. Mr. Mandel-Mantello opted to take $40,000 in cash and $70,000 in stock options, on September 13, 2021, Mr. Mandel-Mantello was awarded options to purchase 13,600 shares of common stock vesting over a twelve month period.

Director Option Awards

	Option	Stock
	awards	awards
Name	(Amount)	(Amount)

Paul Sallwasser(a)	96,925	—
Steven Shallcross(b)	58,913	—
Andrea Mandel-Mantello(c)	13,600	—

(a)	On July 5, 2019, Mr. Sallwasser was awarded an option to purchase 20,625 shares of common stock, of which all are vested, on October 1, 2020, an additional option to purchase 55,000 shares of common stock was awarded to Mr. Sallwasser, of which all are vested and on September 13, 2021, an additional option to purchase 21,300 shares of common stock was awarded to Mr. Sallwasser of which 5,325 are vested as of December 31, 2021 and the remaining 15,975 vest over the next eight and a half months.
(b)	On July 5, 2019, Mr. Shallcross was awarded an option to purchase 10,313 shares of common stock of which all are vested, on October 1, 2020, an additional option to purchase 35,000 shares of common stock was awarded to Mr. Shallcross of which all are vested, and on September 13, 2021 an additional option to purchase 13,600 shares of common stock was awarded to Mr. Shallcross of which 3,400 are vested as of December 31, 2021 and the remaining 10,200 vest over an eight and a half month period.
(c)	On September 13, 2021 an option to purchase 13,600 shares of common stock was awarded to Mr. Mandel-Mantello of which 3,400 are vested as of December 31, 2021 and the remaining 10,200 vest over an eight and a half month period.

Each director is reimbursed for travel and other out-of-pocket expenses incurred in attending Board of Director and committee meetings.

Fees and Equity Awards for Non-Employee Directors

On July 5, 2019, we adopted a new formal plan for compensating our director for service in their capacity as directors. The plan was modified during the current year whereby Directors are entitled to annual compensation at $110,000 a year, payable as to $40,000 in cash and the equivalent of $70,000 in inventive stock options, however, each director may elect to receive the entire compensation in incentive stock options. The incentive stock options issued in lieu of cash compensation to the non-executive directors have an exercise price equal to the fair market value of the common stock on the date of grant and vest monthly for twelve months and expire ten years thereafter.

Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Our Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Equity Compensation Plan Information

In September 2018, our stockholders approved our 2018 Equity Incentive Plan, which initially provided for a maximum of 1,150,000 shares of common stock that may be issued as options, stock appreciation rights, restricted stock, stock units, other equity awards or cash awards. In November 2020, our stockholders approved an amendment to the 2018 Equity Incentive Plan (Amendment No. 1) to increase by 1,850,000 the number of shares that may be granted as awards under the 2018 Equity Incentive Plan.

On October 1, 2020, the Board approved an amendment to the Company’s 2018 Equity Incentive Plan (the “Plan”) to (x) increase the number of shares of common stock that the Company will have the authority to grant under the plan by an additional 1,850,000 shares of common stock, and (y) to increase the maximum number of shares that may be granted as an award under the Plan to any non-employee director during any one calendar year to: (i) chairperson or lead director – 300,000 shares of common stock; and (ii) other non-employee director - 250,000 shares of common stock, which reflects an increase in the annual limits for awards to be granted to non-employee directors under the Plan.

On November 20, 2020, the Company held its 2020 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 1,850,000 shares of common stock.

On October 29, 2021, the Board approved an Amendment to the Plan (“Amendment No. 2”) to increase by 4,000,000 the number of shares that may be granted under the Plan. Amendment No. 2 to the 2018 Plan will increase the number of shares of common stock with respect to which awards may be granted under the 2018 Plan from an aggregate of 3,000,000 shares of common stock to 7,000,000 shares of common stock.

On December 8, 2021, the Company held its 2021 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders approved amendment 2 to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 4,000,000 shares of common stock.

Equity Compensation Plan Information

Plan Category		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2018 Equity Incentive Plan	2,384,063	2.98	460,636

Equity compensation plans not approved by security holders	—	—	—
Total	2,384,063	$2.98	460,636

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2022. Elys is asking its stockholders to ratify the appointment of BDO as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

A representative of BDO is expected to be present either in person or via teleconference at the 2022 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Ratification of the appointment of BDO by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2022 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast at the 2022 Annual Meeting will be required to approve the ratification of the appointment of the Company’s registered public accounting firm. Abstentions and broker-non-votes, if any (although none are anticipated since this is a routine matter for which brokers may vote in their discretion if not directed by beneficial owners of our stock on how to vote), are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO LTD (AG) AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT[1]

The members of the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021 with the management of the Company and BDO, the Company’s independent registered public accounting firm. Further, the Audit Committee discussed with BDO the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also received the written disclosures and the letter from BDO required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to BDO’s independence from Elys, and has discussed with BDO its independence from Elys. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to Elys is compatible with maintaining the firm’s independence. The Audit Committee concluded that the independent registered public accounting firm is independent from Elys and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining BDO’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2021 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

The Audit Committee recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Submitted by the Audit Committee of the Company’s Board of Directors.

Members of the Audit Committee:*

Paul Sallwasser

Steven A. Shallcross

Andrea Mandel-Mantello

_________________________

* Mr. Philippe Blanc resigned from the Board and as a member of the Audit Committee on July 1, 2021.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees including expenses billed to us for the year ended December 31, 2021 and 2020 by BDO.

	December 31, 2021	December 31, 2020
Audit Fees and Expenses (1)	$ 492,497	$ 383,709

———————

(1) Audit fees and expenses were for professional services rendered for the audit and reviews of the consolidated financial statements of the Company, professional services rendered for issuance of consents and assistance with review of documents filed with the SEC.

Audit Related Fees

Audit related fees are funds paid for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements. We paid no audit related fees during 2021 and 2020.

Tax Fees

No tax fees were paid to BDO for the years ended December 31, 2021 and 2020.

All Other Fees

All other fees are those fees paid for permissible work that does not fall within any of the three other fees categories set forth above. No other fees were paid during 2021 and 2020.

Pre-Approved Policy For Audit And Non-Audit Services

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our audit committee policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. All of the services rendered to us in the past two fiscal years by BDO were pre-approved by our Audit Committee.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE WILL HAVE AUTHORITY TO GRANT UNDER THE PLAN BY AN ADDITIONAL 9,000,000 SHARES OF COMMON STOCK

On August 2, 2018, the Board of Directors adopted, and our stockholders subsequently approved on September 12, 2018, the Newgioco Group, Inc. (now known as Elys Game Technology, Corp.) 2018 Equity Incentive Plan (as amended, the “2018 Plan”), which allowed the Company to grant up to 1,150,000 awards (as adjusted for our 1-for-8 reverse stock split effective on December 12, 2019) under the 2018 Plan. On October 16, 2020, the Board adopted, and our stockholders subsequently approved on November 20, 2020, Amendment No. 1 to the 2018 Plan, which allowed the Company to grant up to an additional 1,850,000 awards (as adjusted for our 1-for-8 reverse stock split effective on December 12, 2019) under the 2018 Plan, for a maximum of 3,000,000 awards that can be issued under the 2018 Plan. On October 29, 2021, the Board adopted, and our stockholders subsequently approved on December 8, 2021, Amendment No. 2 to the 2018 Plan, which allowed the Company to grant up to an additional 4,000,000 awards under the 2018 Plan, for a maximum of 7,000,000 awards that can be issued under the 2018 Plan.

As of November 21, 2022, there were (i) 460,636 shares of common stock available for grant under the 2018 Plan and (ii) 6,429,364 shares of common stock subject to awards were outstanding under the 2018 Plan.

In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to issue securities to our officers, directors and consultants. The 2018 Plan currently only has a limited number of shares of common stock available for issuance. Management believes that the number of shares of common stock currently available for issuance under the 2018 Plan is insufficient to meet its needs to provide for awards to the 2018 Plan participants for the next 12 months and insufficient in order to allow us the ability to retain and compete successfully for talented employees and consultants.

The Board of Directors has approved, subject to stockholder approval, Amendment No. 3 to the 2018 Plan (“Amendment No. 3”) to increase by 9,000,000 the number of shares that may be granted under the 2018 Plan. Amendment No. 3 to the 2018 Plan will increase the number of shares of common stock with respect to which awards may be granted under the 2018 Plan from an aggregate of 7,000,000 shares of common stock to 16,000,000 shares of common stock and increase the maximum number of awards available for issuance upon exercise of ISOs to 16,000,000 shares. Our directors, director nominees and management team are eligible to receive awards under the Plan, subject to the administration and approval by the Compensation Committee of the Board, and as such may be perceived to have an interest in this Proposal.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board of Directors monitors our annual stock award Burn Rate, Dilution and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board of Directors’ judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our Burn Rate, Dilution, and Overhang for the past fiscal year (no awards were granted under the 2018 Plan as of December 31, 2018) with details of each calculation noted below the table.

	2021	2020
Burn Rate (1)	5.1%	4.7%
Dilution (2)	23.1%	13.0%
Overhang (3)	10.7%	2.9%

________________

(1) Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year.

(2) Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

(3) Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

The principal provisions of the 2018 Plan, are summarized below and the proposed amendment to the 2018 Plan (Amendment No. 3 to the Plan) is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the 2018 Plan.

Background and Purpose of the 2018 Plan. The purpose of the 2018 Plan is to promote our long-term success and the creation of stockholder value by:

(1)	Attracting and retaining the services of key service providers, which includes our employees, directors and consultants, who would be eligible to receive grants as selected participants;
(2)	Motivating selected participants through equity-based compensation that is based upon the performance of our common stock; and
(3)	Further aligning selected participants’ interests with the interests of our stockholders, through the award of equity compensation grants which increases their interest in the Company, to achieve long-term growth over short-term performance.

The 2018 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NSOs), (2) stock appreciations rights (“SARs”), (3) restricted stock, (4) restricted stock units (“RSUs,”), (5) other equity awards, and (6) cash awards. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the selected participant and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2018 Plan. The Committee determines, in its discretion, the selected participants who will be granted awards under the 2018 Plan. As of the Record Date, approximately thirty three individuals, including six executive officers and three non-employee directors, were eligible to participate in the 2018 Plan. As of November 22, 2022, the closing price of a share of common stock was $0.22.

Non-Employee Director Limitations. With respect to our non-employee directors, the 2018 Plan provides that any non-employee director serving in the following positions cannot receive awards in any fiscal year which in the aggregate exceeds the following number of shares: (i) chairperson or Lead Director (as defined in the 2018 Plan) - 300,000 shares; (ii) other non-employee director - 250,000 shares. In addition, the aggregate amount of all compensation (including annual retainers and other fees, whether or not granted under the 2018 Plan) plus the aggregate grant date fair market value of all awards issued under the 2018 Plan (or under any other incentive plan) provided to any non-employee director during any single calendar year may not exceed $350,000 in any calendar year.

Shares Subject to the 2018 Plan. The maximum number of shares of common stock that currently can be issued under the 2018 Plan is 7,000,000 shares, which amount would increase to 16,000,000 shares assuming Amendment No. 3 to the 2018 Plan is approved by our stockholders at the 2022 Annual Meeting. The shares underlying forfeited or terminated awards (without payment of consideration), or unexercised awards become available again for issuance under the 2018 Plan. The 2018 Plan also imposes certain share grant limits such as the limit on grants to non-employee directors described above and other limits that are intended to comply with the legal requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and which are discussed elsewhere in this proposal. No fractional shares may be issued under the 2018 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

Administration of the 2018 Plan. The 2018 Plan is administered by our Board’s Compensation Committee, acting as the Committee, which shall consist of independent Board members. With respect to certain awards issued under the 2018 Plan, the members of the Committee also must be “Non-Employee Directors” under Rule 16b-3 of the Exchange Act. Subject to the terms of the 2018 Plan, the Committee has the sole discretion, among other things, to:

Select the individuals who will receive awards;
Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);
Correct any defect, supply any omission, or reconcile any inconsistency in the 2018 Plan or any award agreement;
Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2018 Plan;
Permit a participant to defer compensation to be provided by an award; and
Interpret the provisions of the 2018 Plan and outstanding awards.

The Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2018 Plan. In addition, the Committee may use the 2018 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The fair market value of a share of our common stock for the purposes of pricing our awards shall be equal to the closing price for our common stock as reported by Nasdaq or such other principal trading market on which our securities are traded on the date of determination. Stock options may not be repriced or exchanged without stockholder approval, and no re-load options may be granted under the 2018 Plan. As of the Record Date, the closing price of a share of common stock was $0.47

Stock options granted under the 2018 Plan may be either ISOs or NSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2018 Plan as amended provides that no more than 16,000,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2018 Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2018 Plan may not exceed ten years from the date of grant although the Committee may establish a shorter period at its discretion. The exercise price of each stock option granted under the 2018 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Committee. The optionee must also make arrangements to pay any taxes that are required to be withheld at the time of exercise.

SARs. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2018 Plan may not exceed ten years from the date of grant, subject to the discretion of the Committee to establish a shorter period. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. SARs may not be repriced or exchanged without stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our common stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the Committee. The Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

RSUs. RSUs are the right to receive an amount equal to the fair market value of the shares covered by the RSU at some future date after the grant. The Committee will determine all of the terms and conditions of an award of RSUs, including the vesting period. Upon each vesting date of a RSU, a selected participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. Payment for vested RSUs may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. Settlement of vested stock units will generally occur at or around the time of vesting, but the Committee may permit a participant to defer such compensation until a later point in time. Stock units represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor.

Other Awards. The 2018 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued. Substitute awards may be issued under the 2018 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards. Awards granted under the 2018 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the selected participant’s immediate family or to a trust or other entity for the benefit of the selected participant and/or member(s) of his or her immediate family.

Termination of Employment, Death or Disability. The 2018 Plan generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or a selected participant’s employment agreement or other agreement provides otherwise.

Dividends and Dividend Equivalents. Any dividend equivalents distributed in the form of shares under the 2018 Plan will count against the 2018 Plan’s maximum share limit. The 2018 Plan also provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised SARs. Dividends and dividend equivalents that may be paid or accrue with respect to unvested awards shall be subject to the same vesting conditions as the underlying award and shall only be distributed to the extent that such vesting conditions are satisfied.

Adjustments upon Changes in Capitalization

In the event of the following actions:

stock split of our outstanding shares of common stock;
dividend payable in a form other than shares in an amount that has a material effect on the price of the shares;
consolidation;
combination or reclassification of the shares;
recapitalization;
spin-off; or
other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the Committee:

maximum number of shares that can be issued under the 2018 Plan (including the ISO share grant limit);
number and class of shares issued under the 2018 Plan and subject to each award;
exercise prices of outstanding awards; and
number and class of shares available for issuance under the 2018 Plan.

Change in Control. In the event that we are a party to a merger or other reorganization or similar transaction, outstanding 2018 Plan awards will be subject to the agreement pertaining to such merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving entity or its parent, (iii) full exercisability and/or full vesting of outstanding awards, or (iv) cancellation of outstanding awards either with or without consideration, in all cases with or without consent of the selected participant. The Board or the Committee need not adopt the same rules for each award or selected participant.

The Committee will decide the effect of a change in control of the Company on outstanding awards. The Committee may, among other things, provide that awards will fully vest and/or be canceled upon a change in control, or fully vest upon an involuntary termination of employment following a change in control. The Committee may also include in an award agreement provisions designed to minimize potential negative income tax consequences for the participant or the Company that could be imposed under the golden parachute tax rules of Code Section 280G.

Term of the 2018 Plan. The 2018 Plan is in effect until August 2, 2028 or until earlier terminated by the Board. Outstanding awards shall continue to be governed by their terms after the termination of the 2018 Plan.

Governing Law. The 2018 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2018 Plan. The Board generally may amend or terminate the 2018 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

Material Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the 2018 Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state or local tax consequences.

Options

Grant. There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the 2018 Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise. The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below). Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding, and we generally will be entitled to a corresponding deduction.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Qualifying Disposition. If a participant disposes of shares of our common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the participant pursuant to the exercise of the incentive stock option, the participant will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the participant’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition. If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition. If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax. Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability).

Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the 2018 Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

Section 409A

If an award under the 2018 Plan is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our board of directors and Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2018 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

New Plan Benefits

As of the date of this proxy statement, we are unable to determine any grants of awards under the 2018 Plan that will be made.

Existing Plan Benefits

The following table sets forth information with respect to options, restricted stock units, restricted stock and other awards previously granted under the 2018 Plan.

Name and position	Number of shares subject to grant (#)	Number of Registered Stock Awards Granted	Number of Shares Underlying Options Granted
Michele Ciavarella, Executive Chairman of the Board, Interim Chief Executive Officer and President	867,082	662,707	204,375
Carlo Reali, Interim Chief Financial Officer	319,375	200,000	119,375
Steven Shallcross, Director	64,158	5,245	58,913
Paul Sallwasser, Director	96,925	—	96,925
Andrea Mandel-Mantello, Director	13,600	—	13,600
Victor Salerno, Director	—	—	—

All Current Executive Officers as a Group (2 persons)	1,186,457	862,707	323,750
All Current Non-Executive Directors as a Group (3 persons)	174,683	5,245	169,438
All Current Non-Executive Employees as a Group	1,361,140	867,952	493,188

Equity Compensation Plan Information

In September 2018, our stockholders approved our 2018 Equity Incentive Plan, which initially provided for a maximum of 1,150,000 shares of common stock that may be issued as options, stock appreciation rights, restricted stock, stock units, other equity awards or cash awards. In November 2020, our stockholders approved an amendment to the 2018 Equity Incentive Plan (Amendment No. 1) to increase by 1,850,000 the number of shares that may be granted as awards under the 2018 Equity Incentive Plan.

On October 1, 2020, the Board approved an amendment to the Company’s 2018 Equity Incentive Plan (the “Plan”) to (x) increase the number of shares of common stock that the Company will have the authority to grant under the plan by an additional 1,850,000 shares of common stock, and (y) to increase the maximum number of shares that may be granted as an award under the Plan to any non-employee director during any one calendar year to: (i) chairperson or lead director – 300,000 shares of common stock; and (ii) other non-employee director - 250,000 shares of common stock, which reflects an increase in the annual limits for awards to be granted to non-employee directors under the Plan.

On November 20, 2020, the Company held its 2020 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 1,850,000 shares of common stock.

On October 29, 2021, the Board approved an Amendment to the Plan (“Amendment No. 2”) to increase by 4,000,000 the number of shares that may be granted under the Plan. Amendment No. 2 to the 2018 Plan will increase the number of shares of common stock with respect to which awards may be granted under the 2018 Plan from an aggregate of 3,000,000 shares of common stock to 7,000,000 shares of common stock.

On December 8, 2021, the Company held its 2021 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders approved amendment 2 to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 4,000,000 shares of common stock.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2018 Equity Incentive Plan	2,384,063	3.20	460,636

Equity compensation plans not approved by security holders	—	—	—
Total	2,384,063	$3.20	460,636

During July 2019, we issued an aggregate of 95,313 options to purchase common stock, of which options to purchase 25,000 shares of common stock were issued to our Interim Chief Financial Officer, options to purchase 39,375 shares of common stock were issued to our Chief Executive Officer and options to purchase 30,938 shares of common stock were issued to directors. During August 2019, we issued an aggregate of 150,000 options to purchase shares of common stock of which options to purchase 25,000 shares of common stock were issued to each of Michele Ciavarella, our Chief Executive Officer. On November 11, 2019 we granted options to purchase 70,625 shares of common stock to various employees at an exercise price of $2.80 per share.

On October 1, 2020, the Board granted to each of Michele Ciavarella, Alessandro Marcelli (a former executive officer who at the time served as our Vice President of Operations), Luca Pasquini (a former executive officer who at the time served as our Vice President of Technology), Gabriele Peroni (a former executive officer who at the time served as our Vice President of Business Development), Frank Salvagni, Beniamino Gianfelici (a former executive officer who at the time served as our Vice President of Regulatory Affairs) and Carlo Reali, an option to purchase 140,000, 56,000, 58,000, 36,000, 36,000, 35,000 and 58,000 shares of the Company’s common stock, respectively, under the Company’s 2018 Equity Incentive Plan. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $2.03 per share. On October 1, 2020, the Board also granted to each of Paul Sallwasser, Steven Shallcross and Philippe Blanc (a former director), as non-executive members of the Board, an option to purchase 55,000, 35,000 and 55,000 shares of the Company’s common stock, respectively, under the Company’s 2018 Equity Incentive Plan. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a twelve month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $2.03 per share. On October 1, 2020, the board granted options to purchase 95,000 shares of common stock to various employees at an exercise price of $2.03 per share.

During September 2020, in terms of the employment agreement entered into with Mr. Monteverdi (a former executive officer who at the time served as our Chief Executive Officer), we granted options to purchase 648,000 shares of common stock that vest pro rata on each of September 1, 2021, September 1, 2022, September 1, 2023 and September 1, 2024.

During the period ended December 31, 2021, we issued ten-year options to purchase 745,000 shares at exercise prices ranging from $2.62 to $4.20 per share to employees.

On July 1, 2021, in compliance with the terms of an employment agreement entered into with Mr. Korb, (a former executive officer who at the time served as our Chief Financial Officer)we granted him ten-year options to purchase 400,000 shares of common stock at an exercise price of $4.03 per share vesting annually commencing on September 1, 2022.

On August 31, 2021, due to the resignation of an employee, unvested options for 50,000 shares of common stock were forfeited by the employee.

On September 13, 2021, we granted the non-executive members of its board ten-year options to purchase 48,500 shares of common stock at an exercise price of $5.10 per share, as a component of annual compensation.

On July 29, 2022, Due to the severance agreement entered into with Mr. Monteverdi, the option for 648,000 shares of common stock granted to Mr. Monteverdi expired, unexercised.

On September 25, 2022, we issued an aggregate of 3,500,000 shares of restricted stock including a grant of 300,000 shares of stock to Mr. Ciavarella and 200,000 shares of stock to Mr. Reali.

On September 25, 2022, e issued an aggregate of 110,000 options to purchase shares of common stock granted under our 2018 Equity Incentive Plan.

On September 30, 2022, due to the resignation of an employee on June 30, 2022, options for 4,350 shares of common stock expired, unissued.

As of September 30, 2022, there was an aggregate of 2,384,063 options to purchase shares of common stock granted under our 2018 Equity Incentive Plan and 460,636 reserved for future grants.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the 2018 Plan.

Vote Required

The affirmative vote of a majority of the votes cast at the 2022 Annual Meeting will be required to approve the amendment to the 2018 Plan. Abstentions and broker-non-votes, if any, are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE THAT WE WILL HAVE AUTHORITY TO GRANT.

PROPOSAL 4

APPROVAL OF AMENDMENT (IN THE EVENT IT IS DEEMED BY THE BOARD TO BE ADVISABLE) TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 80,000,000 to 200,000,000

The Board of Directors has adopted a resolution approving and recommending to our stockholders for their approval, a proposed amendment to our Restated Certificate of Incorporation to effect an increase in the number of shares of our authorized common stock from the 80,000,000 shares that are currently authorized for issuance pursuant to our Restated Certificate of Incorporation to a total of 200,000,000 shares of common stock. Such amendment will be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable.

The text of the form of the proposed amendment to the Restated Certificate of Incorporation to implement Proposal 4 is set forth in the certificate of amendment annexed to this proxy statement as Appendix A. Assuming the stockholders approve the proposal and the Board of Directors deems it advisable, the Authorized Common Stock Increase will be effected upon the filing of the certificate of amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board of Directors will implement the Authorized Common Stock Increase at such time, if ever, if and when it is deemed by the Board to be advisable. The Board of Directors will also have the discretion to abandon the Authorized Common Stock Increase in authorized shares if the Board does not believe it to be in the best interests of Elys Game and our stockholders. If the Board of Directors does not implement an approved Authorized Common Stock Increase prior to the one-year anniversary of the 2022 Annual Meeting, the Board of Directors will seek stockholder approval before implementing any authorized Common Stock Increase after that time.

The Board of Directors proposes and recommends increasing the number of shares of our authorized common stock from the 80,000,000 shares that are currently authorized for issuance pursuant to our Restated Certificate of Incorporation to a total of 200,000,000 shares of common stock. Of our 80,000,000 shares of currently authorized common stock, 30,360,810 shares were outstanding as of November 21, 2022, and after taking into account (i) shares underlying outstanding warrants and options, and (ii) the reservation of shares for issuance under our stock incentive plans, assuming the 2018 Plan amendment is adopted, approximately 43,590,959 of the 80,000,000 shares authorized in our Restated Certificate of Incorporation would be available for issuance.

The Board of Directors currently believes that the Authorized Common Stock Increase is advisable and in our best interest and the best interest of our stockholders. The Increase will provide us with flexibility in completing financing and capital raising transactions, which may be necessary for us to execute our future business plans. Other possible business and financial uses for the additional shares of common stock include, without limitation, attracting and retaining employees by the issuance of additional securities, and other transactions and corporate purposes that the Board of Directors may deem are in our best interest. We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. We believe that the additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law, as applicable, or under applicable Nasdaq rules. As of the date of this Proxy Statement, we have no definite plans proposals or arrangements regarding the newly authorized shares that would be authorized other than future issuances under our equity compensation plans and future issuances of shares of our common stock upon exercise of warrants that we plan to issue as part of the securities sold in our planned public offering. issue. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interest and the best interest of our stockholders. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the common stock.

If approved, the Board of Directors may also elect not to effect the Authorized Common Stock Increase and consequently not to file any certificate of amendment to the Restated Certificate of Incorporation. If the Board of Directors fails to implement the certificate of amendment prior to the one-year anniversary of the 2022 Annual Meeting of stockholders, stockholder approval would again be required prior to implementing the Authorized Common Stock Increase.

The Authorized Common Stock Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders.

As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the Authorized Common Stock Increase may, among other things, decrease existing stockholders’ percentage equity ownership, could be dilutive to the voting rights of existing stockholders and, depending on the price at which they are issued could have a negative effect on the market price of the common stock. In addition, an increase in the number of shares of our authorized common stock could result in an increase in the franchise tax that we would owe to the State of Delaware.

Potential Anti-takeover Effects of the Authorized Common Stock Increase

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the amendment to our Restated Certificate of Incorporation will provide that the number of authorized shares of common stock will be 200,000,000, the Authorized Common Stock Increase, if effected, will result in an increase in the number of authorized but unissued shares of our common stock which could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board of Directors. An increase in the number of authorized shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our authorized shares could potentially deter takeovers, including takeovers that the Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Common Stock Increase therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Authorized Common Stock Increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the Authorized Common Stock Increase with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of Elys. For example, without further stockholder approval, the Board of Directors could authorize the sale of shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although the Authorized Common Stock Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Authorized Common Stock Increase could facilitate future attempts by us to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the common stock.

Vote Required to Approve Amendment of our Restated Certificate of Incorporation

Approval of the amendment to our Restated Certificate of Incorporation included as set forth in the certificate of amendment attached as Appendix A requires an affirmative vote of a majority of the shares of common stock outstanding as of the record date. Abstentions and broker non-votes will have the same effect as “AGAINST” votes. As noted above, we believe that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If, however, a broker non-vote occurs (or if your shares are not affirmatively voted in favor of this proposal for any other reason), it will have the same effect as an “AGAINST” vote on this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AUTHORIZED COMMON STOCK INCREASE.

PROPOSAL 5

ADJOURNMENT OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL 3 AND/OR PROPOSAL 4

Adjournment to Solicit Additional Proxies

If we fail to receive a sufficient number of votes to approve or Proposal 3 (approval of the Amendment to the 2018 Equity Incentive Plan) or Proposal 4 (an amendment to the Restated Certificate of Incorporation to effect the Authorized Common Stock Increase) and/or we may propose to adjourn the 2022 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate for the purpose of soliciting additional proxies to approve Proposal 3 and/or Proposal 4. We currently do not intend to propose adjournment of the 2022 Annual Meeting, if there are sufficient votes in favor of each of Proposal 3 and/or Proposal 4. If our stockholders approve this proposal, we could adjourn the 2022 Annual Meeting and any adjourned session of the 2022 Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 3 and/or Proposal 4, we could adjourn the 2022 Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the 2022 Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the 2022 Annual Meeting of the time and place to which the 2022 Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Approval of the Adjournment requires an affirmative vote of a majority of the votes cast at the 2022 Annual Meeting. Abstentions and broker non-votes are not votes cast and therefore will not affect the outcome of this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 5 THE ADJOURNMENT OF THE 2022 ANNUAL MEETING, IF THE BOARD DETERMINES IT TO BE NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 3 AND/OR PROPOSAL 4.

 OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the 2022 Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Below is certain information regarding our executive officers who are not Directors.

Name	Age	Position	Served as an Officer Since
Carlo Reali	54	Interim Chief Financial Officer	2022

Carlo Reali – Interim Chief Financial Officer

Mr. Reali was appointed to serve as our Interim Chief Financial Officer on January 5, 2022. Mr. Reali joined the Company in January 2017 as finance manager with Multigioco S.r.l., a wholly owned subsidiary, and on October 15, 2020, was appointed and has served as the Company’s Group Financial Controller based in the Company’s administrative office in Grottaferrata, Italy. Prior to joining the Company, Mr. Reali was the Chairman and Executive Financial Manager of S.I.S. S.r.l. from January 2001 until its acquisition in July 2015 by SNAI S.p.A., a leader in the Italian gaming market, and remained with SNAI as Executive Finance Manager until August 2016. Mr. Reali holds a Science Degree from Instituto S. Maria in Rome, Italy and a Degree in Economics and Commerce from University of La Sapienza in Rome, Italy.

Family Relationships

There are no family relationships among any of our current or former directors or executive officers.

EXECUTIVE COMPENSATION

Set forth below is information for the fiscal years ended December 31, 2021 and 2020 relating to the compensation of each person who served as our principal executive officer and our executive officers whose compensation exceeded $100,000 (the “Named Executive Officers”).

Name and principal position	Year	Salary ($)	Bonus ($)		Awards ($)	Stock Compensation ($)	All Other Compensation ($)		Total Compensation ($)

Michele Ciavarella	2021	500,000	375,000	(1)	—	112,208	—		987,208
Executive Chairman of the Board, and interim Chief Executive Officer	2020	261,667	465,938		—	80,023	—		807,628
Matteo Monteverdi(2)	2021	425,000	—		—	301,247	4,009	(3)	730,256
Former Chief Executive Officer and President	2020	131,667	54,861		—	82,006	120,360	(4)	388,894
Luca Pasquini(5)	2021	239,451	—		—	56,735	—		296,186
Former Vice President of Technology and Director	2020	227,976	—		—	27,308	1,030		256,314
Alessandro Marcelli(6)(7)	2021	292,208	—		—	55,382	—		347,590
Former Vice President of Operations	2020	227,976	—			26,969	—		254,945
Mark Korb(8)(9)(10)	2021	247,000	—			241,665	1,761		490,426
Chief Financial Officer	2020	135,000	50,000			46,753	—		231,753

(1)	Mr. Ciavarella elected to take 24,476 shares of common stock in lieu of $140,000 of his 2021 salary and a further 162,835 shares of common stock in lieu of $315,913 of his 2021 bonus. The bonus shares were issued in January 2022.
(2)	Mr. Monteverdi resigned as our Chief Executive Officer on July 15, 2021 and accepted a non-executive position of Head of Special Projects.
(3)	All other compensation includes employee benefits consisting of healthcare costs amounting to $4,009.
(4)	Mr. Monteverdi became our President on September 21, 2020 and our Chief Executive Officer on December 30, 2020. From March 2020 until September 2020, Mr. Monteverdi served as an independent strategic advisor to us. Represents consulting fees paid to Mr. Monteverdi prior to him being appointed as President and Chief Executive Officer of the Company.
(5)	Mr. Pasquini resigned as our vice president and Chief Technology Officer on September 13, 2021.
(6)	Mr. Marcelli resigned as our vice president of operations effective May 12, 2021.
(7)	Mr. Marcelli received salary payments through his wholly owned private company AB Consulting Srl.
(8)	Mr. Korb resigned as our Chief Financial officer on January 5, 2022.
(9)	Includes $120,000 paid to Mr. Korb as a contract Chief Financial Officer, prior to his full time employment with the Company.
(10)	Includes $135,000 and a further $50,000 in bonus payments, paid to Mr. Korb as a contract Chief Financial Officer, prior to his full time employment with the Company in September 2021.

Outstanding Equity Awards at Fiscal Year-End December 31, 2021

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2021:

	OPTION AWARDS					STOCK AWARDS
	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Equity incentive plan awards: Number of securities underlying unearned options	Option exercise price	Option expiry	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Michele Ciavarella(1)(2)(3)	39,375	—	—	2.96	7/5/2029	—	—	—	—
	14,583	10,417	—	2.80	8/29/2029
	58,333	81,667	—	2.03	9/30/2030
Matteo Monteverdi(4)	162,000	486,000	—	1.84	9/22/2030	—	—	—	—
Luca Pasquini(2)(5)	14,583	10,417	—	2.80	8/29/2029	—	—	—	—
	24,167	33,833	—	2.03	9/30/2030
Alessandro Marcelli(2)(6)	14,583	10,417	—	2.80	8/29/2029	—	—	—	—
	23,333	32,667		2.03	9/30/2030
Mark Korb(7)(8)(9)	25,000	—		2.72	7/1/2026
	24,167	33,833		2.03	9/30/2030
	—	400,000		4.03	7/5/2031

(1)	Mr. Ciavarella was awarded option to purchase 39,375 shares of common stock on July 5, 2019 all of which are vested.
(2)	Mr. Ciavarella, Mr. Marcelli, and Mr. Pasquini were each awarded options to purchase 25,000 shares of common stock on August 29, 2019 of which each have 14,583 vested and the remaining options vest equally over the next 20 months.
(3)	Mr. Ciavarella was awarded an option to purchase 140,000 shares of common stock on October 1, 2020, of which 58,333 are vested and the remaining options vest equally over the next 21 months.
(4)	Mr. Monteverdi was awarded an option to purchase 648,000 shares of common stock of which 162,000 are vested, the options vest annually on each of September 21, 2022, 2023 and 2024.
(5)	Mr. Pasquini was awarded options to purchase 58,000 shares of common stock of which each have 24,167 are vested with the remaining options vesting equally over the next 21 months.
(6)	Mr. Marcelli was awarded options to purchase 56,000 shares of common stock of which each have 4,667 are vested with the remaining options vesting equally over the next 33 months.
(7)	Mr. Korb was awarded options to purchase 25,000 shares of common stock on July 1, 2019 all of which are vested.
(8)	Mr. Korb was awarded options to purchase 58,000 shares of common stock of which each have 24,167 are vested with the remaining options vesting equally over the next 21 months.
(9)	In connection with an employment agreement Mr. Korb was awarded options exercisable for 400,000 shares of common stock of which none are vested, the options vest annually on each of July 5, 2022, 2023, 2024 and 2025.

Employment Agreements

During the year ended December 31, 2021 and subsequent thereto, we had no formal employment and other compensation-related agreements with our Named Executive Officers other than as listed below.

Michele Ciavarella, Executive Chairman, Chief Executive Officer and President

In connection with Mr. Ciavarella’s appointment as the Executive Chairman, we entered into an amendment, dated December 30, 2020 to his employment agreement, dated December 31, 2018, as amended on July 5, 2019, by and between the Company and Mr. Ciavarella. Pursuant to the Amendment, Mr. Ciavarella’s: (i) position at the Company was changed to Executive Chairman; (ii) term of employment was extended three years to December 31, 2024; and (iii) base salary was increased to $500,000. The Amendment further provides that in lieu of cash, and to the extent shares are then available for grant under the Company’s 2018 Equity Incentive Plan, as amended, Mr. Ciavarella may elect to receive, as of the first business day in January of each year of employment, up to 50% of his base salary as a restricted stock grant of shares of the Company’s common stock under the Plan, vesting monthly over a 12-month period.

On December 31, 2018, effective as of September 13, 2018 (the “Effective Date”), we entered into an employment agreement (the “Ciavarella Agreement”) with Mr. Ciavarella, pursuant to which Mr. Ciavarella agreed to continue to serve as our Chief Executive Officer. Michele Ciavarella has served as our Chief Executive Officer since June 2011. The Ciavarella Agreement terminates on September 30, 2023, unless earlier terminated pursuant to the terms of the Ciavarella Agreement (the “Initial Term”). Upon the expiration of the Initial Term, the term of Mr. Ciavarella’s employment shall automatically be extended for successive one-year periods (the “Successive Term”) unless either party provides the other party with written notice not less than 60 days prior to the end of any Successive Term. Pursuant to the terms of the Ciavarella Agreement, as amended on July 5, 2019, Mr. Ciavarella agreed to reduce his base salary from $395,000 per year, to an annual base salary of $240,000, which base salary may be increased by our Board, in its sole discretion. In addition, Mr. Ciavarella is eligible to receive a bonus equal up to 75% of his base salary (the “Targeted Bonus”) and receive awards pursuant to our equity incentive plan, as determined by the Board. Mr. Ciavarella is also eligible to participate in pension, medical, retirement and other benefit plans which are available to our senior officers and directors. In connection with the salary reduction effected on July 5, 2019, Mr. Ciavarella was granted incentive stock options under our 2018 Equity Incentive Plan to purchase 39,375 shares of our common stock, having an exercise price of $2.96 per share, vesting 9,844 shares upon grant and the balance vesting 3,281 shares monthly for nine months and expiring 10 years after grant.

We may terminate Mr. Ciavarella’s employment at any time without Cause or for Cause (as defined in the Ciavarella Agreement) and Mr. Ciavarella may terminate his employment at any time. In the event Mr. Ciavarella’s employment is terminated by us without Cause (as defined in the Ciavarella Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella shall be entitled to receive the following: (i) an amount equal to one times the sum of (A) Mr. Ciavarella’s then base salary and (B) an amount equal to the highest annual incentive compensation paid to Mr. Ciavarella during the two most recently completed fiscal years (but not more than the bonus for the-then current fiscal year) payable over a period of twelve months; (ii) in lieu of any incentive compensation for the year in which such termination occurs, payment of an amount equal to (A) the Targeted Bonus (if any) which would have been payable to Mr. Ciavarella had Mr. Ciavarella remained in employment with us during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Ciavarella was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs; (iii) reimbursement of expenses properly incurred by Mr. Ciavarella; (iv) if Mr. Ciavarella elects to continue medical coverage under our group health plan, an amount equal to the monthly premiums for such coverage less the amount of employee contributions payable until the earlier of twelve months and the date Mr. Ciavarella becomes eligible to receive such coverage under a subsequent employer’s insurance plan; and (v) except as otherwise provided at the time of grant, all outstanding stock options and restricted stock units issued to Mr. Ciavarella vest in full; provided, however, such vested stock options and restricted stock units shall not be exercisable after the earlier of (A) 30 days after the termination of Mr. Ciavarella’s employment and (B) the expiration date of such awards; provided further that, in the event Mr. Ciavarella’s employment is terminated prior to the compensation committee (the “Committee”) determining the satisfaction of performance criteria applicable with respect to the issuance of any such award, such award will not vest unless and until such determination has been made by the Committee. In the event Mr. Ciavarella’s employment is terminated by us without Cause (as defined in the Ciavarella Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement) and such termination occurs upon, or within two (2) years following, a Change in Control (as defined in the Ciavarella Agreement), Mr. Ciavarella shall be entitled to receive the payments described in the foregoing sentence multiplied by three (3) and such amount shall be payable over a period of twenty-four (24) months after termination.

Upon termination by us of Mr. Ciavarella’s employment for Cause (as defined in the Ciavarella Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Mr. Ciavarella payable on the termination date. In the event Mr. Ciavarella’s employment is terminated for death or Disability (as defined in the Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date; (ii) reimbursement of expenses properly incurred by Mr. Ciavarella; and (iii) one times Mr. Ciavarella’s then base salary payable within 45 days of the termination date. In the event Mr. Ciavarella terminates his employment for any reason other than Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Mr. Ciavarella payable on the termination date. To be eligible to receive any of the severance payments upon termination of Mr. Ciavarella’s employment by us without Cause (as defined in the Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella must execute a release of claims in favor of us as set forth in the Ciavarella Agreement.

Victor Salerno - Director

Together with the consummation of the acquisition of US Bookmaking, the Company entered into a 4 year employment agreement with Mr. Salerno terminating on July 14, 2025 (the “Salerno Employment Agreement”), automatically renewable for a period of one year unless notified by either party of non-renewal. The employee will earn an initial base salary of $0 and thereafter $150,000 per annum commencing on January 1, 2022. Mr. Salerno is entitled to bonuses, equity incentives and benefits consistent with those of other senior employees.

Mr. Salerno may be terminated for no cause or resign for good reason, which termination would entitle him to the greater of one year’s salary or the remaining term of the employment agreement plus the highest annual incentive bonus paid to him during the past two years. If Mr. Salerno is terminated for cause he is entitled to all unpaid salary and expenses due to him at the time of termination. If the employment agreement is terminated due to death, his heirs and successors are entitled to all unpaid salary, unpaid expenses and one times his annual base salary. Termination due to disability will result in Mr. Salerno being paid all unpaid salary and expenses and one times annual salary.

Pursuant to the Salerno Employment Agreement, Mr. Salerno has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Salerno has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the type of services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

On September 13, 2021, the Board appointed Mr. Salerno, the President and founder of the Company’s newly acquired subsidiary, US Bookmaking, to serve as a member of the Board.

Mark Korb – Former Chief Financial Officer

On July 5, 2021, the Company entered into an employment agreement dated July 1, 2021 with Mark Korb, the Company’s Chief Financial Officer, (the “Korb Employment Agreement”), to employ Mr. Korb, on a full-time basis commencing September 1, 2021, as Chief Financial Officer for a term of four (4) years, at an annual base salary of $360,000 and such additional performance bonus payments as may be determined by the Company’s Board with a target bonus of 40% of his base salary. Mr. Korb will also be entitled to pension, medical, retirement and other benefits available to other Company senior officers and directors and he will receive an allowance of up to $2,000 per month towards medical and welfare benefits. In connection with the Korb Employment Agreement, On July 1, 2021, the Compensation Committee of the Board granted Mr. Korb, an option to purchase 400,000 shares of the Company’s common stock. The shares of common stock underlying the option award vest pro rata on a monthly basis over a forty-eight month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $4.03 per share.

In addition, the Korb Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If his employment is terminated by the Company other than for “Cause,” death or Disability or by Mr. Korb for “Good Reason” (each as defined in the Korb Employment Agreement), he will be entitled to receive from the Company in equal installments over a six month period (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual MBO Bonus (as defined in the Korb Employment Agreement”) paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his MBO Bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the Agreement, the amount shall be Mr. Korb’s MBO Bonus for the-then current fiscal year); (2) in lieu of any MBO Bonus for the year in which such termination occurs, payment of an amount equal to (A) the MBO Bonus (if any) which would have been payable to Mr. Korb had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Korb was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive under the Employment Agreement an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Korb and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Korb becomes eligible to receive such coverage under a subsequent employer’s insurance plan. Mr. Korb’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

If the Korb Employment Agreement is terminated by the Company for cause or by Mr. Korb for Good Reason, then Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the termination date and all expenses incurred by him prior to the termination date. The Korb Employment Agreement also provides that upon the Disability (as defined in the Korb Employment Agreement) of Mr. Korb or his death, Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the date of his declared Disability or death and all expenses incurred by him prior to such date and one times his base salary.

Pursuant to the Korb Employment Agreement, Mr. Korb has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Korb has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

On January 5, 2022, Mark Korb resigned as Chief Financial Officer of the Company. In connection with his resignation, the Company entered into an amendment to Mr. Korb’s employment agreement with the Company to provide that he will be employed by the Company as a non-executive employee with the title “Head of Corporate Affairs”, reporting directly to the Executive Chairman and that in such capacity he will be responsible for, among other things, various corporate initiatives and activities related to growth and capital strategies. All other terms of the employment agreement remain the same.

Matteo Monteverdi

Effective September 21, 2020, the Board appointed Mr. Monteverdi, as President of the Company and effective December 30, 2020, Mr. Monteverdi was appointed as the Chief Executive Officer of the Company.

Mr. Monteverdi has previously served as an independent strategic advisor to the Company since March 2020 and has developed a firm understanding of the unique technological capabilities of the Company’s Elys Game Board betting platform and has established a strong rapport with the Company’s current management team.

In connection with his appointment, the Company and Mr. Monteverdi entered into a written employment agreement (the “Employment Agreement”) for an initial four-year term, which provides for the following compensation terms:

an annual base salary of $395,000 subject to increase, but not decrease, at the discretion of the Board;
the opportunity to earn a Management by Objectives bonus (“MBO Bonus”) of 0 to 100% of annual base salary with a target bonus of 50% upon the achievement of 100% of a target objective that is mutually agreed on by both the Company and Mr. Monteverdi; and
Equity Incentive Options to purchase 648,000 shares of common stock that vest pro rata on each of September 1, 2021, September 1, 2022, September 1, 2023 and September 1, 2024.

Mr. Monteverdi is also eligible to participate in the Company’s 2018 Equity Incentive Plan and to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company or in the alternative may substitute the payment amount that would be paid for health benefits towards contributions to a 401k plan.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Monteverdi for “good reason” (each as defined in his agreement), he would be entitled to receive from the Company in equal installments over a period of six (6) months (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual MBO Bonus paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his MBO Bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the Agreement, the amount shall be Executive’s MBO Bonus for the-then current fiscal year); (2) in lieu of any MBO Bonus for the year in which such termination occurs, payment of an amount equal to (A) the MBO Bonus (if any) which would have been payable to Mr. Monteverdi had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Monteverdi was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive under the Employment Agreement an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Monteverdi and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Monteverdi becomes eligible to receive such coverage under a subsequent employer’s insurance plan.

Mr. Monteverdi’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

On July 15, 2021, Mr. Monteverdi resigned as the Company’s Chief Executive Officer and President to become the Company’s Head of Special Projects. On April 29, 2022, Mr. Monteverdi was terminated without Cause and he is entitled to receive severance benefits in accordance with his employment agreement.

PRINCIPAL STOCKHOLDERS TABLE

The tables below set forth, as of November 21, 2022 the beneficial ownership of our common stock (i) by any person or group known by us to beneficially own more than 5% of the outstanding common stock, (ii) by each of our current directors and executive officer and (iii) by all current directors and executive officers as a group. Unless otherwise indicated, we believe that the beneficial owners of the shares have sole voting and investment power over such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W., Toronto, Ontario Canada M5H 2K4.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Directors and Executive Officers
Michele Ciavarella (Executive Chairman of the Board)(2)	6.069,217	19.9%
Victor Salerno (Director)(3)	489,760	1.6%
Paul Sallwasser (Director)(4)	126,925	*
Steven Shallcross(Director)(5)	65,158	*
Andrea Mandel-Mantello (Director)(6)	13,600	*
Carlo Reali (Interim Chief Financial Officer)(7)	214,727	*
Luca Pasquini (former Vice President of Technology and Director)(8)	1,129,895	3.7%
Alessandro Marcelli (former Vice President of Operations)(9)	1,221,835	4.0%
Mark Korb (former Chief Financial Officer)(10)	218,500	*
Matteo Monteverdi (former Chief Executive Officer)(11)	15,000	*

All current executive officers and directors as a group (6 persons)	6,978,386	22.7%
Other 5% or Greater Stockholders
Gold Street Capital Corp.(12)	4,730,861	15.6%

_________________________

* less than 1%

(1)	Based on 30,360,810 shares of common stock outstanding on November 21, 2022.

(2)	Includes 1,173,148 shares of common stock; a further 4,728,478 shares and warrants exercisable into 2,383 shares of Common Stock held by Gold Street Capital Corp., a corporation owned by Gilda Pia Ciavarella, the spouse of Michele Ciavarella, and options to purchase 204,375 shares of Common Stock of which 156,389 are vested and a further 8,819 vests within the next 60 days. Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.

(3)	Includes 489,760 shares of common stock.

(4)	Includes 30,000 shares of common stock and options to purchase 96,925 shares of common stock of which all are vested.

(5)	Includes 5,245 shares of common stock and options to purchase 58,913 shares of common stock of which 57,779 are vested and a further 567 vests within the next 60 days.

(6)	Includes options to purchase 13,600 shares of common stock of which all are vested.

(7)	Includes 200,000 shares of common stock and options to purchase 119,375 shares of common stock of which 13,780 are vested and a further 946 vests within the next 60 days.

(8)	Includes 1,065,562 shares of common stock and options to purchase 83,000 shares of common stock of which 60,069 are vested and a further 4,264 vests in the next sixty days.

(9)	Includes 1,159,002 shares of common stock and options to purchase 81,000 shares of common stock of which 58,681 are vested and a further 4,153 vests in the next sixty days.

(10)	Includes 50,000 shares of common stock and options to purchase 483,000 shares of common stock of which 165,278 are vested and a further 3,222 vests within the next 60 days.

(11)	Includes 15,000 shares of common stock.

(12)	Includes 4,728,478 shares and warrants exercisable into 2,383 shares of common stock. Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.

NO DISSENTERS’ RIGHTS

The corporate actions described in this proxy statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The following includes a summary of transactions during our fiscal years ended December 31, 2021 and 2020 and our current year to which we have been a party, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation”.

Related party payables and receivables represent non-interest-bearing (payables) receivables that are due on demand.

Convertible notes acquired, Related Party

Forte Fixtures and Millwork acquired certain convertible notes from third parties that had matured on May 31, 2020. The convertible notes had an aggregate principal amount of $150,000 and only the accrued interest of $70,000 on a note with an aggregate principal amount of $350,000 and notes with an aggregate principal amount of CDN $207,000, the maturity date of these convertible notes was extended to September 28, 2020. The convertible notes together with interest thereon, amounting to $445,020 were repaid between August 23, 2020 and October 21, 2020.

As an incentive for extending the maturity date of the convertible debentures, Forte Fixtures was granted two year warrants exercisable for 134,508 shares of common stock at an exercise price of $3.75 per share and three year warrants exercisable for 33,627 shares of common stock at an exercise price of $5.00 per share. These warrants were exercised on December 30, 2020, for gross proceeds of $630,506.

Gold Street Capital

Gold Street Capital is wholly owned by Gilda Ciavarella, the spouse of Mr. Ciavarella.

Gold Street Capital acquired certain convertible notes that had matured on May 31, 2020, amounting to CDN $35,000 from third parties, the maturity date of these convertible notes was extended to September 28, 2020. The convertible notes together with interest thereon, amounting to CDN $44,062 (approximately $34,547) was outstanding at December 31, 2020. This amount was repaid during the current year.

As an incentive for extending the maturity date of the convertible debentures, all debenture holders, including Gold Street Capital, were granted two-year warrants exercisable at an exercise price of $3.75 per share, and three-year warrants exercisable at an exercise price of $5.00 per share. Gold Street Capital was granted two year-warrants exercisable for 9,533 shares of common stock at $3.75 per share and three-year warrants exercisable for 2,383 shares of common stock at $5.00 per share.

Luca Pasquini

On January 31, 2019, the Company acquired Virtual Generation for €4,000,000 (approximately $4,576,352), Mr. Pasquini was a 20% owner of Virtual Generation and was due gross proceeds of €800,000 (approximately $915,270). The gross proceeds of €800,000 was to be settled by a payment in cash of €500,000 over a twelve month period and by the issuance of common stock valued at €300,000 over an eighteen month period. As of June 30, 2021, the Company has paid Mr. Pasquini the full cash amount of €500,000 (approximately $604,380) and issued 112,521 shares valued at €300,000 (approximately $334,791).

On October 1, 2020, the Company granted to Mr. Pasquini a ten year option to purchase 58,000 shares of common stock at an exercise price of $2.03 per share.

On January 22, 2021, the Company issued Mr. Pasquini 44,968 shares of common stock valued at $257,217, in settlement of accrued compensation due to him.

On July 11, 2021, the Company entered into an agreement with Engage IT Services Srl. ("Engage"), to provide gaming software and maintenance and support of the system, the total contract price was €390,000 (approximately $459,572). Mr. Pasquini owns 34% of Engage.

On October 14, 2021, the Company entered into a further agreement with Engage IT Services Srl. ("Engage"), to provide gaming software and maintenance and support of the system for a period of 12 months, the total contract price was €1,980,000 (approximately $2,192,000). Mr. Pasquini owns 34% of Engage.

On September 13, 2021, Mr. Pasquini, the Company’s Vice President of Technology, resigned as a director of the Company.

Victor Salerno

On July 15, 2021 the Company consummated the acquisition of USB and in terms of the Purchase Agreement the Company acquired 100% of USB, from its members (the “Sellers”). Mr. Salerno was a 68% owner of USB and received $4,080,000 of the $6,000,000 paid in cash upon closing and 860,760 of the 1,265,823 shares of common stock issued on closing.

Together with the consummation of the acquisition of USB, the Company entered into a 4 year employment agreement with Mr. Salerno terminating on July 14, 2025 (the “Salerno Employment Agreement”), automatically renewable for a period of one year unless notified by either party of non-renewal. The employee will earn an initial base salary of $0 and thereafter $150,000 per annum commencing on January 1, 2022. Mr. Salerno is entitled to bonuses, equity incentives and benefits consistent with those of other senior employees. See “Executive Compensation-Employment Agreements-Victor Salerno” for additional information regarding the terms of the Employment Agreement.

On September 13, 2021, the Board appointed Mr. Salerno, the President and founder of the Company’s newly acquired subsidiary, US Bookmaking to serve as a member of the Board.

Prior to the acquisition of USB, Mr. Salerno had advanced USB $100,000 of which $50,000 was forgiven and the remaining $50,000 is still owing to Mr. Salerno, which amount earns interest at 8% per annum, compounded monthly and repayable on December 31, 2023.

Between February 23, 2022 and September 22, 2022, Mr. Salerno advanced USB a total of $305,000 in terms of purported promissory notes, bearing interest at 10% per annum and repayable between June 30, 2022 and November 30, 2022. These purported promissory notes contain a default clause whereby any unpaid principal would attract an additional 25% penalty. These notes were advanced to USB without the consent of the Company, which is required as per the terms of the Members Interest Purchase Agreement entered into on July 15, 2021. Therefore the Company acknowledges the advance of funds to USB by Mr. Salerno, however the terms of the advance and the default penalty have not been accepted and are subject to negotiation or dispute. As of September 30, 2022, these notes remain outstanding and interest has been accrued on these notes, however we intend to dispute the validity of these notes and have accordingly not repaid them or accrued penalty interest in terms of these disputed notes.

Michele Ciavarella

On October 1, 2020, the Company granted to Mr. Ciavarella, a ten year option to purchase 140,000 shares of common stock at an exercise price of $2.03 per share.

Mr. Ciavarella agreed to receive $140,000 of his 2021 fiscal year compensation as a restricted stock award, on January 22, 2021, the Company issued Mr. Ciavarella 24,476 shares of common stock valued at $140,000 on the date of issue.

On January 22, 2021, the Company issued Mr. Ciavarella 175,396 shares of common stock valued at $1,003,265, in settlement of accrued compensation due to him.

On July 15, 2021, Michele Ciavarella, Executive Chairman of the Company, was appointed as the interim Chief Executive Officer and President of the Company, effective July 15, 2021. Mr. Ciavarella will serve as the Company's Executive Chairman and interim Chief Executive Officer until the earlier of his resignation or removal from office.

Gabriele Peroni

On January 31, 2019, the Company acquired Virtual Generation for €4,000,000 (approximately 4,576,352), Mr. Peroni was a 20% owner of Virtual Generation and was due gross proceeds of €800,000 (approximately $915,270). The gross proceeds of €800,000 was to be settled by a payment in cash of €500,000 over a twelve month period and by the issuance of common stock valued at €300,000 over an eighteen month period. As of June 30, 2021, the Company has paid Mr. Peroni the full cash amount of €500,000 (approximately $604,380) and issued 112,521 shares valued at €300,000 (approximately $334,791).

On October 1, 2020, the Company granted to Mr. Peroni a ten year option to purchase 36,000 shares of common stock at an exercise price of $2.03 per share.

On January 22, 2021, the Company issued Mr. Peroni 74,294 shares of common stock valued at $424,962, in settlement of accrued compensation due to him.

Paul Sallwasser

On October 1, 2020, the Company granted to Mr. Sallwasser a ten year option to purchase 55,000 shares of common stock at an exercise price of $2.03 per share, in lieu of directors fees.

On September 13, 2021, the Company granted Mr. Sallwasser ten year options exercisable for 21,300 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of directors fees.

Steven Shallcross

On October 1, 2020, the Company granted to Mr. Shallcross a ten year option to purchase 35,000 shares of common stock at an exercise price of $2.03 per share, in lieu of a portion of his directors fees.

On January 22, 2021, the Company issued to Mr. Shallcross, a director of the Company, 5,245 shares of common stock valued at $30,000, in settlement of directors’ fees due to him.

On September 13, 2021, the Company granted Mr. Shallcross ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of a portion of his directors fees.

Mr. Shallcross earned cash directors fees of $40,000 for the years ended December 31, 2021 and 2020.

Mark Korb

On October 1, 2020, the Company granted to Mr. Korb a ten year option to purchase 58,000 shares of common stock at an exercise price of $2.03 per share.

On July 5, 2021, the Company entered into an employment agreement dated July 1, 2021 with Mark Korb, the Company’s Chief Financial Officer, (the “Korb Employment Agreement”), to employ Mr. Korb, on a full-time basis commencing September 1, 2021, as Chief Financial Officer for a term of four (4) years, at an annual base salary of $360,000 and such additional performance bonus payments as may be determined by the Company’s Board with a target bonus of 40% of his base salary. Mr. Korb will also be entitled to pension, medical, retirement and other benefits available to other Company senior officers and directors and he will receive an allowance of up to $2,000 per month towards medical and welfare benefits. In connection with the Korb Employment Agreement, On July 1, 2021, the Compensation Committee of the Board granted Mr. Korb, an option to purchase 400,000 shares of the Company’s common stock. The shares of common stock underlying the option award vest pro rata on a monthly basis over a forty-eight month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $4.03 per share. See “Executive Compensation-Employment Agreements-Mark Korb” for additional information regarding the terms of the Employment Agreement.

On January 5, 2022, Mark Korb resigned as Chief Financial Officer of the. In connection with his resignation, the Company entered into an amendment to Mr. Korb’s employment agreement with the Company to provide that he will be employed by the Company as a non-executive employee with the title “Head of Corporate Affairs”, reporting directly to the Executive Chairman and that in such capacity he will be responsible for, among other things, various corporate initiatives and activities related to growth and capital strategies. All other terms of the employment agreement remain the same.

Andrea Mandel-Mantello

On June 29, 2021, the Board appointed Mr. Mandel-Mantello to serve as a member of the Board. The appointment was effective immediately and Mr. Mandel-Mantello will serve on the audit committee.

On September 13, 2021, the Company granted Mr. Mandel-Montello ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of a portion of his directors fees.

Mr. Mandel-Mantello earned cash directors fees of $20,000 for the six months ended December 31, 2021.

Phillipe Blanc

On October 1, 2020, the Company appointed Mr. Philippe Blanc as a director of the Company.

On October 1, 2020, the Company granted to Mr. Blanc a ten year option to purchase 55,000 shares of common stock at an exercise price of $2.03 per share, in lieu of directors fees.

On July 1, 2021, Philippe Blanc resigned as a director of the Company, simultaneously with Mr. Blanc’s resignation as a director of the Company, the Company entered into a consulting agreement with Mr. Blanc to provide for his future services in a consulting capacity over two years. Mr. Blanc will receive €105,000 per annum as compensation.

On August 30, 2022, the Company cancelled and replaced the July 1, 2021 consulting agreement with Mr. Blanc with a new two-year consulting agreement. Mr. Blanc will receive €60,000 per annum as compensation.

Carlo Reali

On January 5, 2022, the Company promoted Carlo Reali to the role of Interim Chief Financial Officer.

We do not have a formal employment or other compensation related agreement with Mr. Reali; however, Mr. Reali will continue to receive the same compensation that he currently receives which is an annual base salary of $86,000.

Richard Cooper

On October 1, 2020 Mr. Cooper resigned as a director of the Company.

Mr. Cooper received cash director fees of $30,000 for the year ended December 31, 2020.

Clive Kabatznik

On May 15, 2020, Mr. Kabatznik resigned as a director of the Company.

Mr. Kabatznik received cash director fees of $10,000 for the year ended December 31, 2020.

Director Independence

Pursuant to Item 407(a)(1)(ii) of Regulation S-K of the Securities Act, we have adopted the definition of “independent director” as set forth in Rule 5605 of the Nasdaq stock market. In summary, an “independent director” means a person other than our executive officers or employees or those of our subsidiaries or any other individual having a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and includes any director who accepted any compensation from us in excess of $120,000 during any period of 12 consecutive months within the three past fiscal years. Also, ownership of Elys stock will not preclude a director from being independent.

In applying this definition, our Board has determined that each of Paul Sallwasser, Steven Shallcross and Andrea Mandel-Mantello qualify as an “independent directors” pursuant to Rule 5605 of the Nasdaq Stock Market.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of Elys knows of no other matters to be presented for stockholder action at the 2022 Annual Meeting. However, other matters may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2022 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Elys will be voted in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT/FORM 10-K

The Company’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021 to its stockholders is being mailed to certain stockholders concurrently with this proxy statement. Copies of the Company’s Annual Report on Form 10-K as filed with the SEC and any amendments thereto may be obtained without charge by writing to Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W. Toronto, Ontario, Canada M5H 2K4, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.elysgame.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Elys stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Elys Game Technology, Corp., Attention: Corporate Secretary, Suite 701, 130 Adelaide St. W. 130 Adelaide St. W., Toronto, Ontario, Canada M5H 2K4 or by calling us at 1-416-306-1771 (Attn.: Julian Doyle). Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders who intend to present proposals at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than ( ), 2023. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2023 proxy materials.

All proposals should be addressed to the Corporate Secretary, Elys Game Technology, Corp., Suite 107, 130 Adelaide St. W. Toronto, Ontario, M5H 2K4. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 31, 2023, except that if the date of the meeting has changed by more than 30 calendar days from the 2022 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.

By order of the Board of Directors,

/s/ Michele Ciavarella

Michele Ciavarella

Executive Chairman, Interim Chief Executive Officer and President

APPENDIX A

AMENDMENT NO. 3 TO THE

ELYS GAME TECHNOLOGY, CORP.

2018 EQUITY INCENTIVE PLAN

This Amendment No. 3 (the “Amendment”) to the Elys Game Technology, Corp. 2018 Equity Incentive Plan (the “Plan”), is hereby adopted this day of _________________, 2022, by the Board of Directors (the “Board”) of Elys Game Technology, Corp. (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Plan.

WITNESETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 15(b) of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to the approval of the Company’s stockholders; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

Section 5(a) of the Plan is hereby amended by increasing the share references in such section by an additional 9,000,000 shares of common stock to 16,000,000 shares of Common Stock, so that Section 5(a) reads in its entirety as follows:

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being Amendment No. 3 to the Elys Game Technology, Corp. 2018 Equity Incentive Plan, as adopted by the Board on _____________, 2022, and approved by the Company’s stockholders on December 30, 2022.

ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella

Name: Michele Ciavarella

Title: Executive Chairman, Interim Chief Executive Officer and President

Appendix B

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ELYS GAME TECHNOLOGY CORP.

Elys Game Technology Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

1. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Third Amended and Restated Certificate of Incorporation of the Corporation as follows:

Article FOURTH is hereby amended by deleting the first paragraph of Article FOURTH and replacing such paragraph with the following paragraph:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

2. This Certificate of Amendment shall be effective as of ____ at ____ Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation to be signed by Michele Ciavarella, its Chairman, Chief Executive Officer and President, this [ ] day of [ ], 202[ ].

ELYS GAME TECHNOLOGY CORP.

By:
Michele Ciavarella
Chairman and Chief Executive Officer

ELYS GAME TECHNOLOGY, CORP. 130 Adelaide Street West, Suite 701, Toronto, Ontario Canada M5H 2K4

SUBMIT PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 29, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY DETACH AND RETURN THIS

WHEN SIGNED AND DATED. PORTION ONLY

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

THIS PROXY IS SOLICITED ON BEHALF MANAGEMENT OF THE COMPANY.

BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

Please mark your votes with an X inside the box – like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MESSRS. CIAVARELLA, SHALLCROSS, SALLWASSER AND MANDEL-MANTELLOAND "ABSTAIN" FOR VICTOR J. SALERNO

Proposal 1: Election of Five (5) Directors
		For	Against	Abstain
		Nominees listed to the left	Nominees listed to the left	Nominees listed to the left
1.	Michele Ciavarella	☐	☐	☐
2.	Andrea Mandel-Mantello	☐	☐	☐
3.	Victor J. Salerno	☐	☐	☐
4.	Paul Sallwasser	☐	☐	☐
5.	Steven Shallcross	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSALS 2 AND 3.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2:To ratify the appointment of BDO AG as our independent registered public accounting firm for our fiscal year ending on December 31, 2022.

			For	Against	Abstain
			☐	☐	☐

3. APPROVAL OF AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN

Proposal 3:To approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 9,000,000 shares of common stock.

			For	Against	Abstain
			☐	☐	☐

4. APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATEION TO INCREASE THE AUTHORIZED COMMON STOCK

Proposal 4: To approve an amendment to the Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 80,000,000 to 200,000,000, such amendment to be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable.

			For	Against	Abstain
			☐	☐	☐

5. APPROVAL OF AN ADJOURNMENT OF THE 2022 ANNUAL MEETING

Proposal 5: To approve an adjournment of the 2022 Annual Meeting, if the Board of Directors determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposal 3– the 2018 Plan Amendment and/or Proposal 4– the Authorized Common Stock Increase.

			For	Against	Abstain
			☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com

ELYS GAME TECHNOLOGY, CORP.

2022 Annual Meeting of Stockholders

December 30, 2022 8:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Michele Ciavarella and Carlo Reali, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ELYS GAME TECHNOLOGY, CORP. that the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Time, on December 30, 2022, at Multigioco Srl, Villa Cavalletti, Via 24 Maggio, 73, 00046 Grottaferrata RM (Rome) Italy, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Because we are concerned about your health and safety during the current coronavirus (COVID-19) pandemic, we intend to monitor the recommendations of public health officials and governmental restrictions as the situation continues to evolve. As such, we expect that physical attendance will be limited. If we decide to hold the Annual Meeting at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a teleconference or video conference), we will make an announcement in the manner discussed in these materials and on our corporate website at: www.elysgame.com.

Continued and to be signed on reverse side